Exhibit 10.2

                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

         This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT is made this 30th day of September, 2004, between LeCroy Corporation, a Delaware corporation (the "Company"), and Carmine Napolitano of 1020 Camino Pablo, San Jose, California (hereinafter, the "Executive").

         WHEREAS, the Executive and the Company are currently parties to an Employment Agreement, dated as of September 1, 2004 (the "Agreement"), and wish to amend the Agreement as explicitly set forth herein.

         NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Section 2.3(a) of the Agreement is hereby amended by deleting such
Section in its entirety and replacing it with the following:

                  (a) Effective on the date the Executive's employment with the Company commences, the Company shall grant Executive a restricted stock award to purchase 50,000 shares of Company stock at a purchase price equal to the aggregate par value of such shares, such amount being deemed to be paid in the form of the agreement to render future services by the Executive. The restricted stock award shall be subject to the terms and conditions of the Company's 2003 Stock Incentive Plan. The restricted stock award shall vest 100% on the fourth anniversary of the date Executive commenced employment. Notwithstanding any provision of this Agreement or of any stock option plan to the contrary, the unvested portion of all stock options and restricted stock awards held by Executive on the date of an Acquisition, a Change in Control or a Hostile Takeover, as those terms are defined in Company's 2003 Stock Incentive Plan, shall vest and be immediately exercisable on the date of such event.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first set forth above.


                                        /s/ Carmine Napolitano
                                        -----------------------
                                        Executive

                                        LECROY CORPORATION


                                        By: /s/ Scott D. Kantor
                                        -----------------------
                                        Name: Scott D. Kantor
                                        Title:   Vice President and CFO